Exhibit 99.3

THIRD AMENDED AND RESTATED RELATED AGREEMENT

This Third Amended and Restated Related Agreement, dated as of December 7, 2007 (this “Agreement”), is made by and among MERRILL LYNCH CAPITAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Merrill Lynch”), AGILENT TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (“Agilent”), and AGILENT TECHNOLOGIES WORLD TRADE, INC., a corporation organized under the laws of the State of Delaware (“World Trade”).

RECITALS

WHEREAS, Fenway Capital, LLC (“Fenway”) and World Trade were parties to that certain Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of January 27, 2006 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Original Repo Agreement”);

WHEREAS, in connection with the Original Repo Agreement, Agilent issued that certain Guaranty of Agilent Technologies, Inc., dated as January 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Original Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Original Repo Agreement;

WHEREAS, in connection with the Original Repo Agreement, Fenway entered into that certain Amended and Restated Institutional Custody and Escrow Agreement, dated as of February 10, 2006 with The Bank of New York, as custodian, pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Fenway;

WHEREAS, Merrill Lynch and Fenway entered into that certain ISDA Master Agreement and the confirmation and schedule related thereto, in each case, dated as of January 27, 2006 (such master agreement, confirmation and schedule being collectively referred to as the “Original Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Related Agreement dated as of January 27, 2006 (the “Original Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Original Repo Agreement and the Original Liquidity Arrangement;

WHEREAS, Fenway assigned to Ebbets Funding PLC (“Ebbets”) all of Fenway’s rights, duties and obligations under the Original Repo Agreement and the Original Agilent Guaranty pursuant to that certain Novation Agreement among Fenway, Ebbets and World Trade dated as of September 10, 2007 (the “First Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the First Repo Novation Agreement, Ebbets and World Trade entered into a new Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of September 10, 2007 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Ebbets Repo Agreement”);

WHEREAS, in connection with the First Repo Novation Agreement and the Ebbets Repo Agreement, Agilent issued that certain Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of September 10, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “First A&R Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Ebbets Repo Agreement;

WHEREAS, in connection with the Ebbets Repo Agreement, Ebbets entered into that certain Institutional Custody and Escrow Agreement, dated as of September 10, 2007, with The Bank of New York, as custodian (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Ebbets Custody Agreement”), pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Ebbets;

WHEREAS, in connection with the Ebbets Repo Agreement, Merrill Lynch and Ebbets entered into that certain ISDA Master Agreement and the confirmation (the “Ebbets LA Confirmation”) and schedule related thereto, in each case, dated as of September 7, 2007 (such master agreement, the Ebbets LA Confirmation and such schedule being collectively referred to as the “Ebbets Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Amended and Restated Related Agreement dated as of September 10, 2007 (the “First A&R Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Ebbets Repo Agreement and the Ebbets Liquidity Arrangement;

WHEREAS, Ebbets assigned to Belmont Funding LLC (“Counterparty”) all of Ebbets’s rights, duties and obligations under the Ebbets Repo Agreement and the First A&R Agilent Guaranty pursuant to that certain Novation Agreement among Ebbets, Counterparty and World Trade dated as of November 16, 2007 (the “Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the Repo Novation Agreement, Counterparty and World Trade entered into a new Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of November 16, 2007 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Repo Agreement”);

WHEREAS, in connection with the Repo Novation Agreement and the Repo Agreement, Agilent issued that certain Second Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of November 16, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agilent Guaranty”), whereby Agilent has agreed to guarantee the obligations of World Trade under the Repo Agreement;

WHEREAS, in connection with the Repo Agreement, Counterparty entered into that certain Institutional Custody and Escrow Agreement, dated as of November 16, 2007, with The Bank of New York, as custodian (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Custody Agreement”), pursuant to which the Purchased Securities were deposited in a custody account maintained by The Bank of New York for the benefit of Counterparty;

WHEREAS, in connection with the Repo Agreement, Merrill Lynch and Counterparty entered into that certain ISDA Master Agreement and the confirmation (the “LA Confirmation”) and schedule related thereto, in each case, dated as of November 16, 2007 (such master agreement, the LA Confirmation and such schedule being collectively referred to as the “Liquidity Arrangement”);

WHEREAS, Merrill Lynch, Agilent and World Trade entered into that certain Amended and Restated Related Agreement dated as of November 16, 2007 (the “Second A&R Related Agreement”) whereby Merrill Lynch, Agilent and World Trade agreed to certain matters with respect to the transactions contemplated by the Repo Agreement and the Liquidity Arrangement; and

WHEREAS, Merrill Lynch, Agilent and World Trade now wish to amend the Second A&R Related Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the Second A&R Related Agreement in its entirety as follows:

1.             Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repo Agreement.

2.             Designation of an Accelerated Repurchase Date.  (a)  Agilent and World Trade jointly and severally agree that at any time following February 5, 2008, Merrill Lynch may direct World Trade to exercise its right under the Repo Agreement to designate (x) an Accelerated Repurchase Date thereunder for the repurchase by World Trade of all of the Purchased Securities or (y) a Partial Accelerated Repurchase Date thereunder for the repurchase by World Trade of a portion of the Purchased Securities, in the case of (x) and (y), by sending a written notice (a “Merrill Lynch Acceleration Notice”) to World Trade specifying the number of Purchased Securities to be repurchased and designating a date (the “Related Agreement Accelerated Repurchase Date”), which date shall be no earlier than 120 days following the date on which such Merrill Lynch Acceleration Notice is effective (the “Notice Date”), as the Accelerated Repurchase Date or Partial Accelerated Repurchase Date, as the case may be.  Upon receipt of a Merrill Lynch Acceleration Notice, World Trade shall, in accordance with the terms of the Repo Agreement (to the extent permitted by applicable law), promptly designate the Related Agreement Accelerated Repurchase Date as the Accelerated Repurchase Date or Partial Accelerated Repurchase Date, as the case may be, thereunder with respect to the relevant Purchased Securities.

(b)           [intentionally left blank]

(c)           [intentionally left blank]

(d)           For so long as Counterparty holds any rights and obligations under the Repo Agreement and the Agilent Guaranty (such rights and obligations being collectively referred to as the “Repo Rights and Obligations”), in the event that either (i) the short-term unsecured debt obligations of the Counterparty cease to be rated at least “A-1” by S&P or at least “P-1” by Moody’s or at least “F1” by Fitch and Merrill Lynch has not either (A) within 30 days of such event (x) delivered a Merrill Lynch Acceleration Notice to World Trade pursuant to Section 2(a) hereof or (y) provided notice to World Trade of such event, presented to World Trade a plan to identify an alternative counterparty and obtained the consent of World Trade to undertake such plan (such consent not to be unreasonably withheld) or (B) after having obtained the consent of World Trade to the plan described in clause (d)(i)(A)(y) above, failed to identify and enter into a replacement Repo Agreement with an alternative counterparty within 60 days after such event or (ii) at any time following the commencement of a Liquidation Period (as defined in the LA Confirmation) (other than a Liquidation Period attributable to the occurrence of the events described in clause (i) of the first sentence of paragraph 9 of the LA Confirmation and resulting from an Event of Default attributable to World Trade), a Liquidation Period End Date under and as defined in the LA Confirmation (other than a Liquidation Period End Date resulting from the events described in clause (ii) or (iii) of the second sentence of paragraph 9 of the LA Confirmation) shall have occurred and on such Liquidation Period End Date all of the Counterparty’s Repo Rights and Obligations shall not have been assigned to Merrill Lynch pursuant to, and in accordance with, paragraph 8(c) of the LA Confirmation or to a third-party transferee selected in the manner set forth in paragraph 10 of the LA Confirmation, then World Trade shall have the right, by written notice to Merrill Lynch, to designate a Related Agreement Accelerated Repurchase Date with respect to the number of Purchased Securities subject at such time to Counterparty’s Repo Rights and Obligations.  The parties hereto agree that the provisions of this Section 2(d) shall be based upon the Liquidity Arrangement as in effect on the date hereof without giving effect to any amendments, modifications or waivers thereof, unless otherwise consented thereto in writing by Agilent.  In addition, Merrill Lynch, Agilent and World Trade agree that at any time following February 5, 2008, World Trade shall have the right, by written notice to Merrill Lynch (the “World Trade Acceleration Notice”), to designate a Related Agreement Accelerated Repurchase Date with respect to the Purchased Securities, which date shall be no earlier than 95 days following the date on which such World Trade Acceleration Notice is effective (unless (i) the date designated as a Related Agreement Accelerated Repurchase Date is a Price Differential Payment Date, (ii) such Related Agreement Accelerated Repurchase Date relates solely to Purchased Securities subject to Repo Rights and Obligations held by Belmont Funding LLC or (iii) World Trade pays the Breakage Costs (as defined below), if greater than zero, within two Business Days after notification by Merrill Lynch of the amount of such Breakage Costs, in any of which cases such date shall be no earlier than the fifth Business Day following the date on which such World Trade Acceleration Notice is effective).  Agilent and World Trade agree that neither of them shall designate a Partial Accelerated Repurchase Date or an Accelerated Repurchase Date, nor otherwise voluntarily cause a Repurchase Date to occur, on any date prior to January 27, 2011 except in accordance with this Section 2(d) or as may be otherwise consented to by Merrill Lynch.  “Breakage Costs” shall mean any breakage costs incurred by Merrill Lynch with respect to any commercial paper- or 3 month LIBOR-based funding allocated to the Repo Agreement.  If such Breakage Costs are negative, such that Merrill Lynch receives a profit attributable to such breakage, then Merrill

Lynch shall pay such amount to World Trade.  For the avoidance of doubt, such Breakage Costs shall be determined without duplication of any breakage costs attributable to Repo Rights and Obligations funded by Belmont Funding LLC, the payment of which shall be governed by Section 6(b) of this Agreement.

3.             Assignment of the Counterparty’s Repo Rights and Obligations; Acceleration Instruction.  Agilent and World Trade jointly and severally agree that World Trade shall not (a) withhold consent to the assignment by the Counterparty of the Counterparty’s Repo Rights and Obligations to Merrill Lynch or any of its affiliates, or (b) unreasonably withhold consent to the assignment by the Counterparty of the Counterparty’s Repo Rights and Obligations to a third-party transferee selected by Merrill Lynch; provided, however, that Merrill Lynch shall neither cause nor permit the Repo Rights and Obligations to be assigned or syndicated to more than five third-party transferees and, provided, further, that Merrill Lynch shall neither cause nor permit the Repo Rights and Obligations to be assigned or syndicated to any transferee if such assignment or syndication would result in Agilent or World Trade becoming obligated, at its expense and without any right of reimbursement or indemnity, to pay amounts in respect of U.S. withholding taxes pursuant to any provision of the Repo Agreement or any replacement Repo Agreement entered into in connection with such assignment (including any provision of Annex I to any such Repo Agreement).

Agilent and World Trade hereby jointly and severally acknowledge and agree that (i) as security for the prompt payment and performance of Counterparty’s obligations under the Liquidity Arrangement, Counterparty has assigned and pledged to Merrill Lynch, and has granted a continuing security interest to Merrill Lynch in, Counterparty’s right, title and interest, whether now owned or hereafter acquired, in the Repo Agreement, the Agilent Guarantee and the Purchased Securities and the proceeds thereof, (ii) the transfer of any rights or obligations of Counterparty under the Repo Agreement to Merrill Lynch or any of its affiliates pursuant to paragraph 15(a) of the Repo Agreement, as amended by Annex I thereto, does not require the prior consent of World Trade, and (iii) Counterparty and Merrill Lynch have agreed that in the event the Liquidity Arrangement is terminated in whole or in part and the transferee of the Repo Agreement, the Agilent Guarantee and the Purchased Securities is designated to be Merrill Lynch or any of Merrill Lynch’s affiliates (the “Permitted Transferee”) to whom the transfer of rights and obligations under the Repo Agreement may be made without the prior written consent of World Trade pursuant to paragraph 15(a) of the Repo Agreement, as amended by Annex I thereto, Counterparty shall be deemed, to the extent corresponding to such termination of the Liquidity Arrangement, to have transferred to the Permitted Transferee all of Counterparty’s right, title and interest in the Repo Agreement, the Agilent Guarantee and the Purchased Securities on the date on which Counterparty receives the tender in cash of all amounts required to be paid to Counterparty as a result of such termination pursuant to the terms of the Liquidity Arrangement.  Upon the delivery by Merrill Lynch to Agilent and World Trade of a notice confirming that the circumstances described in clause (iii) in the previous sentence have occurred, Agilent and World Trade hereby jointly and severally agree to treat the Permitted Transferee, to the extent of such transfer, as the Buyer under the Repo Agreement and the beneficiary of the Agilent Guaranty.

In the event that Agilent or World Trade so instructs Merrill Lynch in writing and upon (x) the fulfillment of the requisite conditions set forth in clauses (A) and (B) of Subsection 2(f)(ii) of the Custody Agreement and (y) the designation in writing by Agilent or World Trade to Merrill Lynch of the information required to be provided by Merrill Lynch in the instructions described in clause (C) of such Subsection 2(f)(ii), Merrill Lynch shall deliver an Merrill Lynch Repurchase Notice (as defined in the Custody Agreement) and a related share transfer form, in each case, in conformity with the foregoing instructions, to The Bank of New York (or any replacement custodian under the Custody Agreement) pursuant to Subsection 2(f)(ii) of the Custody Agreement.

In addition, Merrill Lynch agrees not to cause, permit or consent to any amendment to or modification of Section 2(e) or (f) of the Custody Agreement without the written consent of Agilent or World Trade (such consent not to be unreasonably withheld).

4.             Expense Reimbursement.  Each of Agilent, World Trade and Merrill Lynch agrees that any and all expenses incurred by Merrill Lynch pursuant to Section 4(c) of the Custody Agreement shall be promptly reimbursed by Agilent upon presentation by Merrill Lynch of an itemized accounting thereof.

5.             Indemnification; Contribution.  Agilent and World Trade jointly and severally agree to indemnify and hold harmless Merrill Lynch and its affiliates, directors, officers, employees, agents and controlling persons (Merrill Lynch and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party becomes subject under any applicable law, or otherwise related to or arising out of or in connection with (a) any transaction contemplated by this Agreement and (b) any untrue statement or alleged untrue statement of a material fact contained in any information (whether oral or written) or documents furnished or made available by World Trade or Agilent or any of their affiliates in connection with any transaction contemplated pursuant to this Agreement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made; provided, however, that neither Agilent nor World Trade shall be liable, in the case of this clause (b), to the extent that any such losses, claims, damages or liabilities arise out of or are based on such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to Merrill Lynch (or the relevant affiliate thereof) furnished to Agilent or World Trade by Merrill Lynch expressly for use therein.  In no event shall Agilent or World Trade be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Agilent and World Trade jointly and severally agree to promptly reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising from any of the matters referred to in the preceding sentence, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of World Trade or Agilent or the relevant issuer or whether or not resulting in any liability.  Neither Agilent nor World Trade shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, Agilent and World Trade jointly or severally agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Agilent and World Trade further jointly and severally agree not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection with the transactions described in or contemplated by this Agreement.  Neither Agilent nor World Trade shall be liable to an Indemnified Party under clause (a) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is finally determined by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s bad faith, gross negligence or willful misconduct.

If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, Agilent and World Trade jointly and severally agree to contribute to the losses, claims, damages or liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to World Trade and Agilent, on the one hand, and Merrill Lynch, on the other hand, of the relevant transaction contemplated pursuant to this Agreement, or (b) (but only if) the allocation provided for in clause (a) is for any reason prohibited by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also World Trade and Agilent’s relative fault, on the one hand, and the relative fault of Merrill Lynch, on the other hand, as well as any other relevant equitable considerations.  Agilent and World Trade jointly and severally agree that for the purposes of this paragraph the relative benefits to World Trade and Agilent, on the one hand, and to Merrill Lynch, on the other hand, shall be deemed to be in the same proportion that the total value received or contemplated to be received by World Trade and/or Agilent in any transactions contemplated pursuant to this Agreement bears to the fees paid or to be paid to Merrill Lynch with respect to such transaction; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute in respect of a specific transaction an aggregate amount in excess of the fees actually paid in such transaction to Merrill Lynch.  The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.  No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any other right an Indemnified Party may have.

Agilent and World Trade jointly and severally agree that, without Merrill Lynch’s prior written consent, neither World Trade nor Agilent nor any of their affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not Merrill Lynch or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes an unconditional written release, in form and substance satisfactory to Merrill Lynch and each Indemnified Party, from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Indemnified Party.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against Agilent or any of its subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, World Trade and Agilent agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.

6.             Agilent/World Trade Payment Obligation.  (a) Agilent and World Trade jointly and severally agree to pay the Related Amount (as defined below) to Merrill Lynch or to an affiliate thereof designated by Merrill Lynch, in addition to any other amounts payable under the Repo Agreement, on each Related Amount Payment Date (as defined below) in accordance with payment instructions supplied by Merrill Lynch.  On or as soon as reasonably practicable following the last day of each Calculation Period (as defined below), Merrill Lynch shall notify Agilent and World Trade of the amount payable on the relevant Related Amount Payment Date (as defined below) and the related payment instructions (the date on which Merrill Lynch provides such notice, the “Payment Amount Notice Date”).

“Related Amount Payment Date” shall mean each March 19, June 19, September 19 and December 19, commencing on December 19, 2007 and ending on and including the Repurchase Date, or if such date is not a Business Day, the immediately succeeding Business Day; provided that if the related Payment Amount Notice Date has not occurred on or prior to the second Business Day prior to any such date, then the corresponding Related Amount Payment Date shall be the second Business Day following such Payment Amount Notice Date.

“Related Amount” shall mean, in respect of each Related Amount Payment Date and the Calculation Period ending on the Period End Date immediately preceding such Related Amount Payment Date, an amount determined by Merrill Lynch equal to the excess, if any, of (i) the sum of the Daily Related Amount for each day during such Calculation Period over (ii) the Price Differential Payment in respect of such Calculation Period.

“Daily Related Amount” shall mean, as of any date of determination, an amount equal to (a) the Related Notional Amount on such date multiplied by (b) the sum of the Base Rate in effect for such date and the applicable Related Spread, divided by (c) 360.

“Base Rate” shall mean, as of any date of determination, the Cost of Funds (as defined in the LA Confirmation and notified to Agilent and World Trade by Merrill Lynch); provided, however, that upon the occurrence of a Liquidation Period End Date (as defined in the LA Confirmation), Partial MLCS Amortization End Date (as defined in the LA Confirmation) or other date as of which the rights and obligations of Belmont Funding LLC under the Repo Agreement are transferred to another person, the Base Rate with respect to the Affected Portion (as defined below) shall thereafter be LIBOR.  Notwithstanding the foregoing, if the Liquidation Period End Date or Partial MLCS Amortization End Date resulted from the occurrence of a Voluntary MLCS Event, then Agilent or World Trade may elect (by giving written notice to Merrill Lynch no later than the fifth Business Day following the date on which Merrill Lynch has informed Agilent and World Trade of such Voluntary MLCS Event and provided Agilent and World Trade with a tabulation showing the Belmont Rate during the 30 calendar day period ending on the most recent date as of which such information is available to Merrill Lynch) that the Base Rate with respect to the Affected Portion shall be the Belmont Rate with effect from such Liquidation Period End Date or Partial MLCS Amortization End Date.  If the rights and obligations of Belmont Funding LLC under the Repo Agreement are transferred to another person with respect to less than the entire Related Notional Amount, then the Base Rate, the Related Amount, the Daily Related Amount and the Related Notional Amount shall be determined separately for the portion of the Related Notional Amount that is transferred (the “Affected Portion”) and the portion that is retained, and the aggregate of the resulting Related Amounts shall be payable as provided in this Section 6.

“Voluntary MLCS Event” shall mean a MLCS Full Amortization Event or Partial MLCS Amortization Event other than any MLCS Full Amortization Event or Partial MLCS Amortization Event declared by Merrill Lynch if Merrill Lynch has determined, in its sole discretion, that (i) failure to declare such MLCS Full Amortization Event or Partial MLCS Amortization Event would result in a reasonable likelihood of a material adverse effect on Merrill Lynch or any of its affiliates or (ii) declaration of such MLCS Full Amortization Event or Partial MLCS Amortization Event is necessary or advisable in order to comply with any legal or regulatory requirements (including applicable rules of any self-regulatory organization) or internal policies relating to tax, regulatory, self-regulatory or accounting matters, in each case, applicable to Merrill Lynch or any of its applicable affiliates.

“Belmont Rate” shall mean, as of any date of determination, the average daily blended cost of funds (as determined by Merrill Lynch) at which Belmont Funding LLC is funding its assets (in the aggregate) through the issuance of commercial paper to investors other than affiliates of Belmont Funding LLC (“Unaffiliated Funding Instruments”); provided that if (i) Belmont Funding LLC ceases to fund substantially all of its assets through the issuance of

Unaffiliated Funding Instruments or (ii) the aggregate notional amount under total return swaps between Merrill Lynch and Belmont Funding LLC relating to assets held by Belmont Funding LLC falls below USD 1,000,000,000, then the Belmont Rate shall thereafter be LIBOR (irrespective of any subsequent changes in Belmont Funding LLC’s funding sources or the notional amount under such total return swaps).

“Related Spread” shall mean 20 basis points to the extent the applicable Base Rate is the Cost of Funds or the cost of funds determined pursuant to the definition of “Belmont Rate” (without regard to the proviso thereof), and 52 basis points to the extent the applicable Base Rate is LIBOR (including by reason of the proviso to the definition of “Belmont Rate”).

“Related Notional Amount” shall mean, as of any date of determination, an amount equal to the outstanding balance of the Repurchase Price in effect under the Repo Agreement for such date.

“Calculation Period” shall mean each period from and including one Period End Date to but excluding the next following applicable Period End Date, except that (a) the initial Calculation Period will commence on and include the date of this Agreement and (b) the final Calculation Period will end on and exclude the Repurchase Date.

“Period End Date” shall mean each March 14, June 14, September 14 and December 14.

“LIBOR” with respect to any Calculation Period shall have the meaning assigned to such term in the Repo Agreement (for a Stated Price Differential Period coinciding with such Calculation Period); provided that if the application of LIBOR results from the occurrence of a Liquidation Period End Date, Partial MLCS Amortization End Date or an event described in the proviso to the definition of “Belmont Rate” (the date of such occurrence, the “Setting Date”) during such Calculation Period, then LIBOR with respect to such Calculation Period shall be determined by reference to a Reset Date occurring on the London Banking Day following the Setting Date.

(b)           Agilent and World Trade jointly and severally agree that, in the event the Liquidity Arrangement is terminated for any reason other than the occurrence of a Voluntary MLCS Event or an Event of Default (within the meaning of the LA Confirmation) for which Merrill Lynch is the defaulting party, Agilent and World Trade shall jointly and severally pay to Merrill Lynch or to an affiliate thereof designated by Merrill Lynch an amount equal to the MLCS Breakage Amount (as defined for purposes of the LA Confirmation and notified to Agilent and World Trade by Merrill Lynch) no later than the second Business Day following the date on which Merrill Lynch notifies Agilent and World Trade of such MLCS Breakage Amount, and Merrill Lynch shall pay to World Trade the Counterparty Breakage Amount (as defined for purposes of the LA Confirmation) no later than the second Business Day following the date on which Merrill Lynch receives such amount.

(c)           Any unpaid amounts owing pursuant to this Section 6 shall accrue interest at the Default Rate (as defined below) from the applicable due dates.  For the avoidance of doubt, failure to make any payment required to be paid pursuant to this Section 6 on the applicable due date shall constitute a “Material Affiliate Event” within the meaning of the

Second Amended and Restated Certification of Designations in respect of the Purchased Securities dated as of July 31, 2006 (as amended, restated, modified or supplemented from time to time, the “Certificate of Designations”) if such failure is not remedied during the period specified in clause (i) of the definition of “Material Affiliate Event” set forth in the Certificate of Designations.  “Default Rate” shall mean, as of any date of determination, the greater of (i) LIBOR plus 52 basis points, (ii) the average of the Belmont Rate over the 30 calendar day period (or such lesser period for which the relevant data is available to Merrill Lynch) preceding such date of determination plus 20 basis points and (iii) the average of the Cost of Funds (as defined in the LA Confirmation) over the 30 calendar day period (or such lesser period for which the relevant data is available to Merrill Lynch) preceding such date of determination plus 20 basis points.   For purposes of the determining the Default Rate, clause (b) of the definition of “Calculation Period” shall be disregarded.

7.             Termination.  This Agreement shall terminate and be of no further force or effect (except as to Section 5 hereof and unpaid amounts owing pursuant to Section 6 hereof) upon the earlier to occur of (a) the fifth anniversary of the date of the Original Related Agreement and (b) the date on which all of the Purchased Securities are repurchased by World Trade.

8.             Assignment of Counterparty’s Repo Rights and Obligations.  In the event that Merrill Lynch shall have arranged one or more third-party transferees for the assignment by the Counterparty to such third-party transferee(s) of all or a portion of the Counterparty’s Repo Rights and Obligations, Merrill Lynch, Agilent and World Trade shall enter into one or more new agreements substantially identical to this Agreement (except as otherwise agreed by the parties) but with respect to the Repo Rights and Obligations assigned to each such third-party, except that, with respect to each such new agreement, all references therein to the Counterparty shall denote the applicable third-party transferee rather than the Counterparty hereunder.  For the avoidance of doubt, references to Belmont Funding LLC in Section 2(d) and Section 6 of this Agreement shall remain unaltered in such new agreements (except as otherwise agreed by the parties).

9.             No Inconsistent Agreements.  Neither World Trade nor Agilent has entered into, and neither World Trade nor Agilent will after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to Merrill Lynch in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to Merrill Lynch do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of World Trade’s and Agilent’s other issued and outstanding securities under any such agreements.

10.           Representations.  Each of the parties represents and warrants that (a) its execution and delivery of this Agreement have been duly authorized by all requisite action by such party and do not and will not (i) violate its relevant organizational documents or (ii) violate or conflict with any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, and (b) this Agreement has been duly executed by it and is enforceable against it.

11.           Notices and Other Communication.  Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, (i) if to Agilent or World Trade, at the address of Agilent at 5301 Stevens Creek Blvd, Santa Clara, CA 95051, Facsimile No.: (408) 345-8958, Attention: Chief Financial Officer and General Counsel, with a copy to Ronald S. Gross, Esq., at Jones Day, 222 East 41st Street New York, New York 10017, Facsimile No.: (212) 755-7306 and (ii) if to Merrill Lynch, at its address at 4 World Financial Center, 18th Floor, New York, New York 10080, Facsimile No.: (646) 805-0218, Attention:  Swap Group, with a copy to GMI Counsel, Merrill Lynch, 4 World Financial Center, 12th Floor, New York, New York 10080, Facsimile No.: (212) 449-6993, Attention Swaps Legal.

12.           Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

13.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all oral communications and prior writings with respect hereto.

14.           Modification.  This Agreement shall not be amended or modified, except by an instrument in writing signed by each of the parties hereto.

15.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, AND EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST IT OR AGAINST ITS PROPERTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR STATE COURT.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NONCONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY SUCH JURISDICTION.  EACH OF AGILENT AND WORLD TRADE HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION WITHIN THE UNITED STATES MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR IT SET FORTH HEREIN OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS.  EACH OF AGILENT AND WORLD TRADE MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT ITS TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

17.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

Signatures follow on next page

IN WITNESS WHEREOF, the undersigned have executed this Agreement on behalf of the parties as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:	/s/ D. Craig Nordlund
Name: D. Craig Nordlund
Title: Senior Vice President, General Counsel and Secretary

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By:	/s/ Hilliard C. Terry, III
Name: Hilliard C. Terry, III
Title: Assistant Treasurer

MERRILL LYNCH CAPITAL SERVICES, INC.

By:	/s/ Jonathan Plowe
Name: Jonathan Plowe
Title: Authorized Signatory